EXHIBIT 11

COMPUTATION OF BASIC AND DILUTED

EARNINGS PER SHARE

(UNAUDITED)

	For the Three Months Ended
	September 30, 2012	September 30, 2011
Number of shares on which basic earnings per share is calculated:
Weighted-average shares outstanding during period	1,137,210,659	1,188,597,825
Add — Incremental shares under stock-based compensation plans	9,926,347	13,524,442
Add — Incremental shares associated with contingently issuable shares	2,161,886	2,754,037
Number of shares on which diluted earnings per share is calculated	1,149,298,892	1,204,876,305

Net income on which basic earnings per share is calculated (millions)	$3,824	$3,839

Less — net income applicable to contingently issuable shares (millions)	—	—

Net income on which diluted earnings per share is calculated (millions)	$3,824	$3,839

Earnings per share of common stock:

Assuming dilution	$3.33	$3.19

Basic	$3.36	$3.23

There were no stock options outstanding as of September 30, 2012 and 2011 that were considered antidilutive and not included in the earnings per share assuming dilution calculation.

80

COMPUTATION OF BASIC AND DILUTED

EARNINGS PER SHARE

(UNAUDITED)

	For the Nine Months Ended
	September 30, 2012	September 30, 2011
Number of shares on which basic earnings per share is calculated:
Weighted-average shares outstanding during period	1,148,447,527	1,205,193,081
Add — Incremental shares under stock compensation plans	11,449,689	14,452,890
Add — Incremental shares associated with contingently issuable shares	1,908,649	2,472,033
Number of shares on which diluted earnings per share is calculated	1,161,805,865	1,222,118,004

Net income on which basic earnings per share is calculated (millions)	$10,771	$10,365

Less — net income applicable to contingently issuable shares (millions)	(1)	—

Net income on which diluted earnings per share is calculated (millions)	$10,771	$10,365

Earnings per share of common stock:

Assuming dilution	$9.27	$8.48

Basic	$9.38	$8.60

There were no stock options outstanding as of September 30, 2012 and 2011 that were considered antidilutive and not included in the earnings per share assuming dilution calculation.

81